As filed with the Securities and Exchange Commission on August 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

TRANSOCEAN LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland (State or Other Jurisdiction of Incorporation or Organization)	98-0599916 (I.R.S. Employer Identification No.)

Turmstrasse 30 Steinhausen, Switzerland (Address of Principal Executive Offices)	6312 (Zip Code)

AMENDED AND RESTATED TRANSOCEAN LTD. 2015 LONG-TERM INCENTIVE PLAN

(Full title of plan)

Brady K. Long

Executive Vice President and Chief Legal Officer

Transocean Ltd.

c/o Transocean Offshore Deepwater Drilling Inc.

1414 Enclave Parkway

Houston, Texas 77077

+1 (713) 232-7500

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

James B. Marshall

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002-4995

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed by Transocean Ltd., a Swiss corporation (the “Company” or the “Registrant”) pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 16,000,000 registered shares pursuant to the Amended and Restated Transocean Ltd. 2015 Long-Term Incentive Plan (as amended to date, the “Plan”).

The Board of Directors of the Company recommended for approval and, on May 30, 2025, shareholders of the Company approved, an amendment of the Plan that increased the number of shares authorized for issuance under the Plan from 138,361,451 to 154,361,451 shares.

The contents of the Registration Statements on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 21, 2015 (No. 333-204359), October 9, 2018 (No. 333-227750), May 8, 2020 (No. 333-238091), July 9, 2021 (No. 333-257804), June 16, 2023 (No. 333-272734) and June 28, 2024, as amended on July 5, 2024 (No. 333-280610), are incorporated by reference into this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description	Location
4.1	Articles of Association of Transocean Ltd.	Exhibit 3.2 to Transocean Ltd.’s Current Report on Form 8-K (Commission File No. 001-38373) filed on June 3, 2025
4.2	Organizational Regulations of Transocean Ltd., amended effective as of May 30, 2025	Exhibit 3.3 to Transocean Ltd.’s Current Report on Form 8-K (Commission File No. 001-38373) filed on June 3, 2025
4.3	Amended and Restated Transocean Ltd. 2015 Long-Term Incentive Plan	Exhibit 10.1 to Transocean Ltd.’s Current Report on Form 8-K (Commission File No. 001-38373) filed on June 3, 2025
5.1	Opinion of Homburger AG	Filed herewith.
23.1	Consent of Ernst & Young LLP	Filed herewith.
23.2	Consent of Homburger AG	Included in Exhibit 5.1 hereto.
24.1	Power of Attorney	Included as part of the signature page to this Registration Statement.
107	Filing Fee Table	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Steinhausen, Switzerland, on August 5, 2025.

TRANSOCEAN LTD.

By: /s/ Keelan I. Adamson

Name: Keelan I. Adamson

Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Keelan I. Adamson, R. Thaddeus Vayda and Brady K. Long, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on August 5, 2025.

Signature	Title

/s/ Keelan I. Adamson	President and Chief Executive Officer, Director
Keelan I. Adamson	(Principal Executive Officer)

/s/ R. Thaddeus Vayda	Executive Vice President, Chief Financial Officer
R. Thaddeus Vayda	(Principal Financial Officer)

/s/ Jason Pack	Senior Vice President and Chief Accounting Officer
Jason Pack	(Principal Accounting Officer)

/s/ Jeremy D. Thigpen	Chair of the Board of Directors
Jeremy D. Thigpen

/s/ Chadwick C. Deaton	Lead Independent Director
Chadwick C. Deaton

/s/ Glyn A. Barker	Director
Glyn A. Barker

/s/ Vanessa C.L. Chang	Director
Vanessa C.L. Chang

/s/ Frederico F. Curado	Director
Frederico F. Curado

/s/ Domenic J. Dell’Osso, Jr.	Director
Domenic J. Dell’Osso, Jr.

/s/ Vincent J. Intrieri	Director
Vincent J. Intrieri

/s/ William F. Lacey	Director
William F. Lacey

/s/ Frederik W. Mohn	Director
Frederik W. Mohn